Exhibit 15.01

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Commissioners:

        We are aware that our report dated May 4, 2004 on our review of interim financial information of Bristol-Myers Squibb Company for the three month periods ended March 31, 2004 and 2003 and included in the Company's quarterly report on Form 10Q for the quarter ended March 31, 2004 is incorporated by reference in its Registration Statement dated May 24, 2004.

Yours very truly,

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
May 24, 2004